EXHIBIT 10.5


                                 BROADLAKE PLAZA
                                 ---------------


                                  Office Lease



















                       360 22nd Street, Oakland, CA 94612
                                 (510) 832-7285


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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

 1.   Parties                                                                 1
 2.   Lease of Premises                                                       1
 3.   Term                                                                    1
 4.   Minimum Rent                                                            1
 5.   Rental Adjustment                                                       2
 6.   Taxes Payable by Tenant                                                 4
 7.   Possession                                                              5
 8.   Use of Premises                                                         6
 9.   Security Deposit                                                        7
10.   Assignment, Subletting and Encumbering                                  8
11.   Maintenance and Repair                                                  9
12.   Service and Utilities                                                  10
13.   Compliance with Law                                                    12
14.   Alterations                                                            13
15.   Liens                                                                  14
16.   Fire and Casualty Insurance                                            14
17.   Damage and Destruction                                                 15
18.   Public Liability Insurance                                             15
19.   Subrogation                                                            16
20.   Eminent Domain                                                         16
21.   Indemnification of Landlord                                            16
22.   Entry by Landlord                                                      17
23.   Default                                                                17
24.   Remedies                                                               18
25.   Late Charges                                                           18
26.   Landlord's Right to Cure Default                                       19
27.   Default by Landlord                                                    19
28.   Landlord's Option to Relocate Tenant                                   20
29.   Sale of Premises                                                       20
30.   Estoppel Certificates                                                  20
31.   Nonmerger                                                              21
32.   Disclosure                                                             21
33.   Demolition of Premises                                                 21
34.   Subordination                                                          21
35.   Notices                                                                22
36.   General Provisions                                                     22

Exhibit A -- Plan Outlining Premises

Exhibit B -- Work Agreement

Exhibit C -- Rules and Regulations



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                                  OFFICE LEASE
                                  ------------
1.       PARTIES

         THIS LEASE is made this 20th day of April, 1999 at Oakland by and between, BROADLAKE PARTNERS, A CALIFORNIA LIMITED PARTNERSHIP as landlord, and VALUESTAR, INC as Tenant.

                                   WITNESSETH:
                                   -----------

2.       LEASE OF  PEMISES

         Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord that certain office space (hereinafter called "premises") outlined in red on Exhibit A attached hereto and hereby by reference made a part hereof, said premises comprising a rentable area of 14,908 square feet, more or less, and being situated on the 2nd floor of that certain building known as BROADLAKE PLAZA in the City of Oakland, County of Alameda, State of California and more particularly described as:

                  360 22nd Street, 2nd Floor
                  Oakland, CA 94612

hereinafter referred to as "Building." This Lease is entered into subject to the terms, covenants and conditions herein set forth and the Tenant agrees as a material part of the consideration of this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

3.        TERM

         The term of the lease shall be for 5 years commencing on the 30th day of June, 1999 (hereinafter referred to as the "Commencement Date") or on any such earlier date on which Tenant first takes possession of the Premises and ending on the 29th day of June, 2004, unless the term hereof shall be sooner terminated as herein provided. * See attached Addendum items 2 & 4.

4.        MINIMUM RENT
Tenant shall pay to Landlord as rent for the use and occupancy of the Premises, at the times and in the manner hereinafter provided, the following sums of money:

         (a) Minimum Rent. Tenant shall pay to Landlord, without deduction or offset and without notice or demand, minimum rent in the amount of Seventeen Thousand Eight Hundred Ninety ($17,890.00) per month, payable in advance on the commencement of the term hereof and on or before the first day of each and every successive calendar month during the term hereof. If



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the term commences or ends on other than the first day of a calendar month,  the payment of minimum rent shall be appropriately prorated.

                  (b) On the third anniversary of this lease the minimum rent payable by Tenant under this Paragraph 4 shall be increased to an amount determined by multiplying the minimum rent specified in Paxagraph 4(a) above by a fraction, the denominator of which shall be the Consumer Price Index-All Urban Consumers (San Francisco-Oakland Metropolitan Bay Area; All Items; 1982-1984 --
100) prepared by the Bureau of Labor Statistics of the United States Department of Labor, published for the month immediately preceding the month in which the term of this Lease commenced and the numerator of vhich shall be said Consumer Price Index published for the month immediately preceding the date of such adjustment. Should Landlord lack sufficient data to make the determination specified in this Paragraph 4(b) on the date of any such adjustment, Tenant shall continue to pay the Monthly minimum rent payable immediately prior to such adjustment date. As soon as Landlord obtains the necessary data, it shall determine the minimum rent payable from and after such adjustment data and notify Tenant of the adjustment in writing. Should the Monthly minimum rent for the period following such adjustment date exceed the amount previously paid by tenant for such period, Tenant shall forthwith pay. the difference to-Landlord. Should the monthly minimum rent for such period be less than the amount previously paid by Tenant for such period the overpayment shall be credited to the next installment of rent due hereunder. In the event the federal government should cease to publish the Consumer Price Index-All Urban Consumers described above, Landlord and Tenant shall agree upon a similar available price index to be used in lieu of such the Consumer Price Index-All Urban Consumers for determining adjusted rent hereunder. If Landlord and Tenant are unable to agree as to a replacement index, the question of designation of a replacement index shall be presented for arbitration to a single neutral arbitrator to be appointed at the request of either Landlord or Tenant by the then-presiding judge of the Superior Court of the City and County of San Francisco, in accordance the laws of the State of California then in effect relating to arbitration, including, without limitation, sections 1280 to 1294.2 of the California Code of Civil Procedure and any amendments thereto. Each of the parties hereto shall pay for the services of its attorneys and witnesses plus one half of any fee charged by the arbitrator appointed and one half of all other proper costs relatiug to arbitration. * See attached Addendim I, item #1.

5.       RENTAL ADJUSTMENT

         (a) increases in operating Expemses: Tenant shall pay to Landlord as additional rent during the term of this Lease Thirteen point Five Five percent (13.55%) of the amount by which the annual Operating Expenses of the office Building exceed the operating Expenses incurred by Landlord during the calendar year 1999 (the "Base Year"). As used herein, the term "Operating Expenses" shall include all direct costs of operation, maintenance, and management of the Building that are properly allocable to the office Building and which are determined by generally accepted accounting practices. By way of.illustration, but not limitation, Operating Expenses shall include the cost or charges for the following items: heat, light, water, power and steam, environmental surcharges imposed by any governmental entity, waste disposal, janitorial services, window cleaning, air conditioning, materials and supplies, equipment and tools, service agreements on equipment, insurance, licenses, permits and inspections, wages and salaries,



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employee benefits and payroll taxes,  accounting and legal expenses,  management fees, landscaping and exterior maintenance, depreciation on personal property including, without limitation, window draperies provided by Landlord and carpeting in public corridors and common areas, the cost of contesting the validity or applicability of any governmental enactments which may affect operating expenses, and the reasonably amortized costs of capital improvements required as a result of government orders rules and regulations. For the purposes of this Lease, Operating Expenses shall not include taxes covered under sub-paragraph (b) below, interest expense, leasing comissions, depreciation on the Building itself, or the cost of capital expenditures, provided, however, that in the event Landlord makes capital improvements which have the effect of reducing operating expenses, Landlord may amortize its investment in said improvements as an operating expense in accordance with standard accounting practices provided that such amortization is not at a rate greater than the anticipated savings in the operating expenses. In the event that less than ninety-five percent (95%) of the office Building is occupied during any calendar year, all Operating expenses on the statements provided by Landlord shall be adjusted for each calendar year to equal Landlord's reasonable estimate of operating Expenses had ninety-five percent (95%) of the total rentable area of the office Building been occupied. Statements of operating Expenses provided by Landlord shall- be final and binding upon both Landlord and Tenant. Landlord and Tenant acknowledge that certain of the costs and charges of operation, maintenance, and management of the Building and certain of the costs and charges are to be allocated among the Office Building, the retail building and the parking garage or parking areas. The determination of such costs and charges and their allocation shall be in accordance with generally accepted accounting principles, consistently applied. *See attached Addendum item #13.

         (b) Increases in Taxes: Tenant shall pay to Landlord as additional rent during each tax year (July I through June 30) or part thereof during the term of this Lease subsequent to the tax year 1999 (the "Base Tax Year"), Thirteen Point Five Five percent (13.55%) of the total dollar increase, if any, in real and personal property taxes (and any tax levied wholly or partly in lieu thereof) levied by any governmental authority (local, state. or Federal) against the Building and any personal property used in its operation for each such tax year over such taxes for the base tax year. The term "Taxes" shall include all real property taxes and assessments on the Building, the Parcel of land underlying and surrounding the Building, and the various estates in the Building and the land.

         (c) Manner of Payment of Any increase in Operating  Expenses and Taxes:
During December of each calendar year or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord's estimate of the additional rent, if any, payable under this Paragraph 5 for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated additional rent, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time it appears to Landlord that the additional rent payable under this Paragraph 5 for the current calendar year will vary from its estimate by more than ten percent (10%), Landlord shall, by



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written  notice to Tenant,  revise its  estimate for such year,  and  subsequent payments by Tenant for such year shall be based upon such revised estimate.

         (d) Annual Statement and Adjustments: On or before ninety (90) days after the end of each calendar year, or as soon thereafter as practicable Landlord shall deliver to Tenant a statement of additional rent payable under this Paragraph 5 f or the preceding calendar year. If such statement shows an amount that is less than the estimated payments made by Tenant for such calendar year, it shall be accompanied by a refund of the excess by Landlord to Tenant, or, at Landlord's election, by a notice that Landlord shall credit the excess to the next succeeding monthly installment of rent. If such statement shows an amount that is more than the estimated payments made by Tenant f or such calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement.

         (e) If, for any reason other than the default of Tenant, this Lease shall terminate on a day other than the last day of a calendar Year, the additional rent payable by Tenant applicable to the calendar year in which such termination shall occur shall be prorated according to the ratio that the number of days from the commencement of such calendar year to and including such termination date bears to three hundred sixty-five (365).

6.       TAXES PAYABLE BY TENANT

         (a) In addition to the rent and additional rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse Landlord upon demand for any and all taxes required to be paid by Landlord (excluding state, local or federal personal and corporate income taxes measured by the income of Landlord from all sources and estate and inheritance taxes), whether or not now customary or within the contemplation of the parties hereto, when:

                  (i) said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements shall be vested in Tenant or Landlord;

                  (ii) said taxes are measured by or reasonably attributable to the rent and additional rent payable hereunder, or either of them, including without limitation, any gross income tax or excise tax levied by any governmental entity (local, state or federal) with respect to the receipt of such rent;

                  (iii) said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; and

                  (iv) said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

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         (b) In the event that it shall not be lawful for tenant so to reimburse landlord, the monthly rent payable to Landlord under this Lease shall be revised to net Landlord the same net rent after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax. All taxes payable by Tenant under this Paragraph 6 shall be deemed to be, and shall be paid as, additional rent.



7.       POSSESSION

         If Landlord is unable to give possession of the Premises to TTenant on or before the Commencement Date, Landlord shall not be subject to any liability for the failure to deliver possession on said date, and such failure shall not affect the validity of this lease nor the obligations of Tenant hereunder, but the term hereof shall commence on the earlier of (a) ten (10) days following the day that Landlord gives Tenant written notice that the installations to be made by Landlord in accordance with the Agreement for Completion of Premises attached hereto as Exhibit "B" have been substantially completed; or (b) the day that Tenant first occupies the Premises, whichever first occurs, and the express expiration date set forth above shall be extended by that amount of time between the Commencement Date and the date the term hereof actually commences. If permission is given to Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all of the Provisions of this lease including the payment of rent and, if the term hereof commences on a date later than the Commencement Date pursuant to the provisions set forth above, the parties hereto agree to execute and acknowledge a written statement setting forth the date of commencement and the date of expiration of this lease, but this lease shall not be affected in any manner should either party fail or refuse to execute such statement. (See Section 36. General Provisions pg. 25 under (s) for definition of "substantial completion.")

8.       USE OF PREMISES

         (a) The premises shall be used and occupied for rall Call Center and General- Office and for no other purposes without the prior written consent of Landlord. Any unauthorized use shall be a breach of this Lease. Tenant, its employees, agents, customers and invitees are hereby granted the nonexclusive use of the common corridors and hallvays, stairwells, elevators, rest rooms and other generally understood Public or common areas of the Building; provided, however, that Landlord reserves the right to regulate or restrict the use of any such public or common areas, whether or not specifically set f orth above. Tenant shall not use the Premises or allow the Premises to be used so as to create waste or constitute a nuisance, or disturb other tenants located in the building.

         (b) Landlord reserves the right from time to time without unreasonable interference with Tenant's use of the Premises to alter or relocate any common facilities, to expand the Building, and to install, use, maintain, repair, and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surf aces, within the wall, and in the central core areas, and to relocate any pipes, ducts,



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conduits,  wires, and appurtenant  meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises.

         (c) Tenant shall not do or permit anything to be done in or about the Premises that will in any way obstruct or interfere vith the rights of other tenants or occupants of the Building or injure or annoy them, or use or allow the Premises to be used for any unlawful or objectionable purpose. Tenant shall not cause, maintain or permit anything.to be done in or about the Premises nor bring or keep anything therein that will in any way increase the existing rate or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering said Building or any part thereof or any of its contents, nor shall Tenant sell or permit to be kept,. used, or sold in or about said Premises any articles that may be prohibited by a standard form policy of fire insurance. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or any inflammable combustible or explosive fluid, chemical, or substance, or use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall bear any increased insurance costs resulting from a breach of this covenant and shall upon written demand from Landlord cease any activity prohibited hereunder.

         (d) Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition, or wall that may appear unsightly from outside the Premises. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of the Landlord. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord.

         (e) Tenant shall not use, keep, or permit to be used or kept any food or noxious gas substance in the premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to other occupants of the Building by reason of noise, odors, and vibrations, or interfere in any way with other tenants or those having business therein, nor shall animals or birds be brought in or kept in or about the Premises or the Building. Tenant shall not make or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of the neighboring buildings or premises of those having business with them whether by the use of any music instrument, radio, phonograph, unusual noise, or in any other way. Tenant shall not throw anything out of doors or down the passageways.

         (f) Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent such activity by others.

         (g) No vending machine or machines of any description shall be installed, maintained, or operated upon the Premises without the written consent of Landlord.

         (h) Tenant shall see that the windows and doors of the Premises are closed and securely locked before leaving the Building. Tenant must observe strict care and caution that all water faucets or other apparatus are entirely shut off before Tenant or Tenant's employees leave the



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Building, and that all electricity, gas, or air shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness, Tenant shall make good all injuries sustained by other Tenants or occupants of the Building or Landlord.

9.       SECURITY DEPOSIT

         Tenant has, upon execution of this lease and concurrently therewith, deposited with Landlord the sum of Seventeen Thousand Eight Hundred Ninety Dollars ($17,890.00) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may use, apply, or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of tenants default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand thereof, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount, and Tanant's failure to do so shall be a breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last transferee of Tenant's interest hereunder) within a reasonable time after both the expiration of the lease term and the Tenant's delivery of the Premises to Landlord, provided, however, that Landlord may retain the security deposit, until such time as any amount due from Tenant in accordance with Article 5 hereof has been determined and paid in full.

10.      ASSIGNMENT, SUBLETTING, AND ENCUMBERING


         (a) Tenant shall not, either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate, or encumber this Lease or any interest herein and shall not sublease the said Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other persons (agents and servants of Tenant excepted) to occupy or use said Premises or any portion thereof without the written consent of Landlord first had and obtained, and any such act done or suffered without first obtaining Landlord's written consent shall be void, and shall, at the option of Landlord, terminate this Lease.

         (b) Tenant shall, by written notice, advise Landlord of its intention from and after a stated date (which shall not be less than ninety (90) days nor more than one hundred eighty (180) days after the date- of Tenant's notice) to sublet the Premises or any portion thereof for any part of the term hereof and in such event Landlord shall have the right, to be exercised by giving written notice to Tenant thirty (30) days after receipt of Tenant's notice, to terminate this Lease as to the portion of the Premises described in Tenant's notice, and such notice by Landlord shall, if given, terminate this Lease with respect to the portion of the Premises therein described as of the date stated in Tenant's notice. Said notice by Tenant shall state the name and address of the proposed subtenant, and Tenant shall deliver to Landlord a true and complete copy of the proposed sublease with said notice. If said notice shall specify less than all of the Premises and Landlord shall give said termination notice with respect thereto, this Lease shall terminate pursuant to the



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foregoing  with respect to less than all the Premises,  the rent,  the Operating
Expenses and the direct taxes as defined and reserved hereinabove shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue thereafter in full force and effect. If Landlord, upon. receiving said notice by tenant with respect to any of the Premises, shall not exercise right to terminate, Landlord will not unreasonably withhold its consent to Tenant's subletting the Premises specified in said notice, and landlord shall be entitled to 5O% of any additional rent paid by subtenant over and above the base rent.

         (c) Regardless of Landlord's consent, no subletting or assignment shall release Tenant from its obligation to perform the terms, covenants and conditions of this Lease. Furthermore, as a condition to Landlord's prior written consent, the subtenant or assignee shall agree in writing to comply with and be bound by all the terms, covenants and conditions of this lease, and Tenant shall deliver to Landlord, promptly after execution thereof, an executed copy of each such sublease and assignment. The acceptance of rent by Landlord from any party other than Tenant shall not be deemed to be a waiver of any provision of this Lease. Furthermore, Landlord's consent to one assignment, transfer, mortgage, pledge, hypothecation, encumbrance, subletting, occupation or use shall not be deemed to be a consent to any subsequent occurrence thereof. See Addendum I, #9

11.      MAINTENANCE AND REPAIR

         (a) Landlord shall repair and maintain the structural portions of the Building in which the Premises are situated, including the exterior walls, underflooring and roof, basic plumbing, heating, air conditioning and electrical systems installed or furnished by Landlord, unless such maintenance and repair become necessary in whole or in part due to the act, neglect, fault or omission of any duty by the Tenant, its employees, agents, customers or invitees, or due to damage caused by a breaking and entering, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance and repair. Landlord shall not be liable for any failure to make any repair or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repair or maintenance is given to Landlord by Tenant. There shall be no abatement of rent and no liability of Landlord by reason of any injury to Tenant's business or interference with Tenant's business arising from the making of any repairs, alterations or improvements to any portion of such Building or to fixtures, appurtenances and equipment therein. At time of occupancy, lighting, electrical outlets and HVAC shall be in proper working order.

         (b) Tenant shall keep the Premises and every part thereof in good and sanitary condition and repair, and Tenant's taking possession of the Premises shall constitute Tenant's acknowledgment that the Premises are in good and tenantable condition, and Tenant agrees to surrender the Premises upon the expiration or termination of this Lease with said appurtenances in the same condition as when received, reasonable wear and tear and damage by fire, earthquake, Act of God or the elements excepted. Landlord has no obligation to alter, add to, improve, repair, remodel or paint the Premises except as specified herein. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Building except as set forth herein. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by any governmental body, state or federal or local charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense to comply promptly with such standards or regulations.

12.      SERVICE AND UTILITIES

         (a) Provided Tenant is not in breach hereof, Landlord agrees to furnish to the Premises during reasonable hours of generally recognized business days, to be determined by Landlord at its sole discretion, and subject to the Rules and Regulations of the Building (Exhibit C) of which the Premises are part, electricity for normal lighting and fractional horsepower office machines, heat and air conditioning required in Landlord's judgement for the comfortable use and occupation of the Premises, and janitorial service. Landlord shall also maintain and keep lighted the common stairs, common entries and toilet rooms in the Building. Landlord shall not be liable for, and Tenant shall not be entitled to, any reduction of rental by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord, or by rationing or restrictions on the use of said services and utilities due to energy shortages or other causes, whether or not any of the above result from acts or omissions of Landlord. Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental bodies or utilities suppliers in reducing energy or other resources consumption. Furthermore, Landlord shall not be liable under any circumstances for a loss-or injury to property, however occurring, through or in connection with or incidental to failure to furnish any.of the foregoing. *See Addendum I #11.

         (b) Tenant shall not, without Landlord's prior written consent, which shall not be unreasonably withheld, use heat generating machines or equipment or lighting other than Building Standard lights in the Premises which affect the temperature otherwise maintained by the air conditioning system. If such consent is given, Landlord shall have the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation, operating and maintenance thereof, shall be paid by Tenant to Landlord upon billing by Landlord. Said cost shall include the cost of electrical metering necessary to determine the additional operating cost attributable to the supplementary equipment. Tenant shall not, without Landlord's prior vritten consent, install lighting requiring power in excess of that required for normal office use in the building or install equipment requiring power in excess of that required by normal desk-top office equipment. If such consent is given, Tenant shall pay Landlord upon billing for the cost of such excess. All costs payable by Tenant under this Paragraph shall be deemed to be, and shall be paid as, additional rent.

         (c) Tenant shall not employ any person or persons other than the janitorial service designated by Landlord from time to time for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of its carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tdnant by the janitor or any other employee or any other person. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to do such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services. Janitor service will not be furnished on nights when rooms are occupied after 7:30 p.m. or to rooms that are locked. Window cleaning shall be done only by Landlord at Landlord's discretion and only between 6:00 a.m. and 5:00 p.m.

         (d) On Saturdays, Sundays, and legal holidays, and on other days between the hours of 6:00 p.m. and 7:00 a.m. the following day, access to the Building, to the halls, corridors, elevators, or stairways in the Building, or to the Premises shall be restricted. Tenant may make arrangements with Landlord to allow access, in which case tenant shall be responsible for seeing that the access doors are properly locked after entry and exit during these hours. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for safety of Tenants and protection of property in the Building and the Building. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Saturdays and Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 7:00 a.m., and during such further hours as Landlord may deem advisable for the adequate protection of said Building and the property therein.

         (e) The requirements of Tenant will be attended to only upon application to the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord and no employee will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

         (f) Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security re regulations.

         (g) Landlord shall furnish heating and air conditioning during normal business hours (7:00 a.m. to 6:00 p.m.), excluding Saturdays, Sundays, and legal holidays. In the event Tenant requires heating and air conditioning during hours other than these, normal business hours, Landlord shall, upon seven (7) days written notice, provide such service at Tenant's expense in an amount to be agreed upon before said service is provided by Landlord.

         (h) Tenant shall pay for prior to delinquency, all telephone and all other materials, utilities, and services not expressly the obligation -of Landlord that are furnished to or used on or about the Premises during the term of this Lease.

         (i) Electric wires, telephones, telegraphs, or other electric apparatus other than those installed by Landlord at the time Tenant occupies the Premises shall not be installed in the Premises, except with the approval of Landlord, and no such installation is to be made without first obtaining written permission from Landlord to do such vork. Any installation of telephones, telegraphs, electric wires, or other electric apparatus made without permission shall be removed by Tenant at Tenant's own expense. No machines other than standard office machines such as personal computers, word processors, typewriters and calculators shall be used in the Premises vithout the approval of Landlord. Tenant will not, vithout Landlord's prior written consent, install or use any apparatus or device in the Premises that require in excess of 110 volts, or that in the total overload the Building's electrical system in Landlord's reasonable opinion, or that will in any way increase the amount or quality of electricity or water usually furnished or supplied for use of the Premises as general office space, nor shall Tenant connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water.

13.      COMPLIANCE WITH LAW

         Tenant shall not do anything-or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all said governmental measures and also with the requirements of any board of fire underwriters or other similar body now or hereafter constituted to deal with the condition, use or occupancy of the Premises, excluding structural changes not related or affected by Tenant's alterations, additions or improvements or Tenant's acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of the said governmental measures or requirements shall be conclusive of that fact as between Landlord and Tenant.

14.      ALTERATIONS

         (a) Tenant shall make no alterations, decorations, additions or improvements in or to the Premises without Landlord's prior written consent, and then only by contractors or mechanics approved by Landlord. All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by or pursuant to the direction and instruction of Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus, and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations and requirements of the Pacific Fire Rating Bureau, and of any similar body. Before commencing any work, Tenant shall give landlord at least five (5) days written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for said work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant.

Landlord shall have the right at all times to post notices of non-responsibility on the Premises and record verified copies thereof in connection with all work of any kind upon the Premises. All alterations, decorations, additions or improvements upon the Premises, made by either party, including (without limiting the generality of the foregoing) all wallcovering, draperies, floor coverings, built-in cabinet work, paneling and the likes shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as part thereof, upon expiration or sooner termination of the term of this Lease, except that Landlord may, by written notice to Tenant, given at least thirty (30) days prior to the end of the term, require Tenant to remove all partitions, counters, railings, and the like installed by or pursuant to the direction and instruction of Tenant, and Tenant shall repair the Premises or, at Landlord's option, shall pay to the Landlord all costs arising from such removal.

         (b) All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the lease term when Tenant is not in default hereunder. If Tenant shall fail to remove all of its effects from said Premises upon termination of the Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys' fees and storage charges on such effects for any length of time that the same shall be in Landlord's possession, or Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such prices as Landlord may obtain and apply the proceeds of such sale upon any amounts due under the Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.

15.      LIENS

         Tenant shall keep the Premises, the building, and the property upon which the Building is situated, free from any liens arising out of the work perf ormed, materials furnished, or obligations incurred by Tenant.

16.      FIRE AND CASUALTY INSURANCE

         (a) At Landlord's option, Landlord may maintain during the term of this lease a policy of insurance insuring the Building against loss by or damage due to fire and other casualties covered by a standard extended coverage policy. Such coverage may include the risks of lightning, vandalism and malicious mischief, and it may include, at the option of Landlord, the risks of earthquakes and additional hazards. Such policy may also include, at Landlord's option, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interests of Landlord under this Lease.

         (b) Tenant shall not use the Premises nor permit the Premises to be used or acts to be done therein which will (i) increase the premium of any insurance described above or (ii) cause- a cancellation of any such insurance policies. Tenant shall not keep in or about the Premises any article which may be prohibited by any standard form policy of fire insurance. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall pay as additional rent hereunder all of such increase. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises so that the Premises shall at all times be insurable for fire, extended coverage and the risks specified above.

17.      DAMAGE AND DESTRUCTION

         If the Premises or the Building are damaged by fire or other casualty, Landlord shall forthwith repair the same, subject to the provisions of the paragraph 16, provided such repairs can, in Landlord's opinion, be made within one hundred twenty (120) days of such damage, and in such event this Lease shall remain in full force and effect. If such repairs cannot, in Landlord's opinion, be made within one hundred twenty (120) days of such damage, Landlord at its option shall give written notice to Tenant vithin sixty (60) days after the date of such damage either (1) elect to repair or restore such damge, this Lease continuing in full force and effect or (2) terminate this Lease as of a date specified in such notice, which date shall not be less than thirty (30) nor more than sixty (60) days after the date such notice is given. If such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant orTenant's employees, contractors, licensees, or invitees, then during the period the Premises are rendered unusable by such damage Tenant shall be entitled to a reduction in rent in the proportion that the area of the Premises rendered unusable by such damage bears to the total area of the Premises. Landlord shall not be required to repair any injury or damage or to make any repairs or replacements of any improvements installed on the premises by or for Tenant, other than Landlord's work under Exhibit B, and Tenant shall, at Tenant's sole cost and expense, repair and restore its portion of such improvements. Tenant shall not be entitled to any compensation or damages from Landlord for damage to any of Tenant's fixtures or personal property, for loss of use of the Premises or any part thereof, for any damage to Tenant's business, or for any disturbance to Tenant caused by any casualty or the restoration of the Premises following such casualty. Notwithstanding anything to the contrary contained in this Lease, Landlord shall have no obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty occurs during the last twelve (12) months of the term or any extension thereof. A total destruction of the Building shall automatically terminate this Lease. *SEE ADDENDUM I #15

18.      PUBLIC LIABILITY INSURANCE

         Tenant agrees to purchase at its own expense and to keep in force during the term of this Lease a policy or policies ofcomprehensive liability insurance,including public liability and property damage, in the amount of Five Hundred Thousand Dollars ($500,000) for property damage and Five Hundred Thousand Dollars ($500,000) per person and One Million Dollars ($1,000,000) per occurrence for personal injuries or deaths of persons occurring in or about the Premises. Said policy or policies shall: (a) name Landlord as an additional insured and insure Landlord's contingent liability under this Lease; (b) be issued by an insurance company which is acceptable to landlord and licensed to do business in the State of California; and (c) provide that said insurance shall not be cancelled unless ten (10) days' prior written notice shall have been given to Landlord. Said policy or policies or certificates thereof shall be delivered to landlord by Tenant upon commencement of the term of this Lease and upon each renewal of said insurance.

19.      SUBROGATION

         Landlord and Tenant hereby waive any right that each may have against the other on account of any loss or damage arising in any manner which is covered by policies of insurance for fire and extended coverage, theft, public liability, workmen's compensation or other insurance now or hereafter existing during the term hereof. The parties each agree to have their respective insurance companies waive any rights of subrogation that such companies may havo against landlord or Tenant, as the case may be.

20.      EMINENT DOMAIN

         If the whole of Premises or more than fifty percent (50%) of the rentable area thereof is taken under power of eminent domain or sold, transferred or conveyed in lieu thereof, both Landlord and Tenant shall have the right to terminate this Lease as of the date of such condemnation or as of the date possession is taken by the condemning authority, whichever is later. If any part of the Building other than the Premises is taken under power of eminent domain or sold, transferred or conveyed in lieu thereof, Landlord may terminate this Lease at its option as of the date of such condemnation or as of the date possession is taken by the condemning authority, whichever is later. In either of such events, Landlord shall receive, and Tenant hereby assigns to Landlord, any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof whether or not attributable to the value of the unexpired portion of this Lease; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any award made payable to Tenant for the taking of personal property and fixtures belonging to Tenant and removable by Tenant at the expiration of the term hereof or for the interruption of or damage to Tenant's business in the event of a partial taking, or a sale, transfer, or conveyance in lieu thereof, if this Lease is not terminated by Landlord and/or Tenant, then the rent shall be apportioned according to the ratio that the remaining rentable area of the Premises bears to the total rentable area of the Premises.

21.      INDEMNFIICATION OF LANDLORD

         (a) Tenant hereby waives all claims against Landlord for damage to any property or injury, illness or death of any person in, upon, or about the Premises and/or the Building arising at any time and from any cause whatsoever other than solely by reason of gross negligence or willful act of Landlord, its employees or contractors.

         (b) Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (1) occurring in, on or about the Premises or any part thereof, and (2) occurring in, on or about any facilities (including, without prejudice to the generality of the term "facilities," elevators, stairways, passageways, hallways and parking areas), the use of which Tenant may have in common with other tenants of the Building, when such injury or damage shall be caused in part or in whole by the act, neglect, fault of or omission of any duty with respect to the same by Tenant, its agents, employees, customers or invitees. The provisions of this paragraph shall survive the expiration or termination of the Lease with respect to any claims or liability occurring prior to such expiration or termination. * SEE ADDENDUM I #12

22.      ENTRY BY LANDLORD

         Landlord reserves the right at reasonable business hours and upon reasonable notice to Tenant to enter the Premises to (1) inspect them, (2) perform services required of Landlord, (3) take possession due to any breach of this Lease as stated earlier, (4) submit the Premises to prospective purchasers, mortgagees or tenants (5) post notices of non-responsibility, and (6) alter, improve or repair the Premises as Landlord deems necessary or desirable. Landlord may make such entries vithout the abatement of rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconveniences of interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord to provide 48 hour notice for entry except in any emergency.

23.      DEFAULT

The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

         (a) Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder (where such failure continues for three (3) business days after receipt of written notice by Landlord to Tenant;

         (b) The vacation of the Premises by Tenant;

         (c) A failure by Tenant to observe and perform any other provision of this lease to be observed or performed by Tenant, where such failure continues for three (3) days after written notice thereof by Landlord to Tenant;

         (d) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt (unless, in the case of a petition filed against Tenant, the same if dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Temant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

24.       REMEDIES

         In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, without limiting Landlord in the exercise of any right of remedy at law or in equity which Landlord may have by reason of such default or breach:

         (a) Terminate the Lease and recover damages as provided by California Civil Code Section 1951.2, including but not limited to recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could have been reasonably avoided, as computed pursuant to subsection (b) of Section 1951.2;

         (b) Continue the Lease in effect and to enforce all of its rights and remedies under the Lease, as provided by California Civil Code Section 1951.4, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation efforts to re-let the Premises, or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession;

         (c) Enter the Premises and remove therefrom all persons and property, store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and sell such property and apply the proceeds therefrom pursuant to applicable California law, all as attorney-in-fact for Tenant; and

         (d) Have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to subparagraph (c) above.

25.      LATE CHARGES

         Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or any other sun due from Tenant shall not be received by Landlord or Landlord's designee withiu five (5)* days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. *business

26.      LANDLORD'S RIGHT TO CURE DEFAULT

         All covenants and agreements to be kept or performed by Tenant under the terms of this lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall be in default on its obligations under this Lease to pay any sum of money other than rent or to perform any other act hereunder, and if such default is not cured within the applicable grace.period provided in Patagraph 23 hereof, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder. All sums so paid by Landlord and all incidental costs, together with interest thereon at the rate of ten percent (10%) per annum from the date of such payment or the incurrence of such costs by Landlord, whichever occurs first, shall be paid to Landlord on demand. In the event of non-payment by Tenant, Landlord shall have, in addition to any other rights or remedies hereunder, the same rights and remedies as in the case of default by Tenant for nonpayment of rent.

27.        DEFAULT BY LANDLORD

         (a) Landlord shall not be in default unless landlord fails to perform obligations required of Landlord vithin a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and. address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant agrees, however, that any damages arising out of a money judgment against Landlord shall be satisfied only out of Landlord' s estate in the Building, and Landlord shall have no personal liability whatsoever with respect to any such judgment. Tenant hereby waives, to the extent waivable under law, any right to satisfy said money judgment against Landlord except from Landlord's estate in the Building. If Landlord is a partnership, it is understood and agreed that any claims by Tenant on Landlord shall be limited to the assets of the partnership; furthermore, Tenant expressly waives any and all rights to proceed against the individual partners of any partnership which may own the Building or the officers, directors or shareholders of any incorporated partner or of any corporation which may own the Building.

28.      LANDLORD'S OPTION TO RELOCATE TENANT

         None

29.      SALE OF PREMISES

         Each conveyance of the Premises prior to expiration or termination hereof by Landlord shall (i) be subject to this lease and (ii) relieve the grantor of any further obligations or liability as Landlord. Tenant hereby agrees to attorn to Landlord's successor in interest.

30.      ESTOPPEL CERTIFICATES

         Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this lease by either Landlord or Tenant except as specified in Tenant's statement; and (e) such other matters requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary purchaser or prospective purchaser of the Building or any interest therein.

31.      NONMERGER

         The termination or mutual cancellation of this Lease shall not work a merger, and shall, at the option of the Landlord, terminate all subleases and subtenancies (to the extent same are permitted hereunder) or may, at the option of Landlord, operate as an assigmment to it of any or all such subleases or subtanancies.

32.      DISCLOSURE

         Detectable amounts of chemicals known to the State of California to cause cancer, birth defects, or other reproductive harm may be found in and around the building, the premises, and the common areas. A report is on file with the landlord prepared by the engineering firm of Dames & Moore which states that the building has been abated of all friable asbestos pursuant to federal and state regulations as of April 17, 1990. Tenant acknowledges that a copy of said report has been provided to Tenant.

33.      DEMOLITION OF PREMISES

         If at any time du:ring the term of this Lease Landlord desires to demolish the building(s) on the demised premises which existed at the commencement of the term of this Lease in order to construct a new building or buildings, or if at any time during the term of this Lease, the buildings on the demised premises are totally or partially destroyed by fire or other casualty and Landlord chooses not to reconstruct the existing building, notwithstanding anything to the contrary contained herein, upon written notice from Landlord, Tenant shall surrender the premises and Landlord and Tenant hereby mutually agree that in such circumstances the Lease shall be terminated and be of no further force or effect. In the event that Landlord desires to demolish the building(s), Landlord shall give Tenant twelve (12) months written notice of his intention to demolish and terminate the Lease. In the event that Landlord constructs a building for similar uses on the subject property, Landlord shall offer Tenant comparable space in the building(s) upon their completion. Tenant shall have 30 days to accept or reject said offer. In the event Tenant rejects said offer, Landlord shall reimburse Tenant for its moving expenses which shall be limited to reasonable moving costs, reprinting costs for letterhead and business cards, and telephone installation charges.

34.      SUBORDINATION

         Without the necessity of any additional document being executed by Tenant for the purpose of affecting a subordination, this Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated, or both, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which said Building, land, ground leases or underlying leases or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust.

35.      NOTICES

         Notices, requests, demands and documents required or desired to be given hereunder shall be in writing and delivered either personally or by deposit into the United States Mail, first class postage prepaid, addressed as follows or as Landlord or Tenant may from time to time otherwise designate in writing.

LANDLORD: BROADLAKE PARTNERS
          2960 Camino Diablo, Suite 300
          Walnut Creek, CA 94596
Attn:     Dale A. Frost

Tenant:   VALUESTAR, INC.
          360 22nd Street, Second Floor
          0akland, CA 94612
Attn:     Jim Stein

36.      General Provisions

         (a) Holding Over: Any holding over after the expiration of the term of this Lease or any extension thereof with the written consent of Landlord shall be construed to be a tenancy from month-to-month at the rent, additional rent and other terms and conditions herein set forth. If Tenant shall retain possession of the Premises or any part thereof without Landlord's consent following the expiration or sooner termination of this Lease for any reason, then Tenant shall pay to Landlord for each day of such retention * the amount of the daily rent and additional rent for the last period prior to the date of such expiration or termination. Tenant shall also indemnify and hold Landlord harmless from any loss or liability resulting from delay by tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. *150%

         (b) Waiver: The waiver by Landlord of the breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of a subsequent breach of such term, covenant or condition. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

         (c) Rules and Regulations: Tenant shall faithfully observe and comply with the rules and Regulations attached as Exhibit C to this lease, as modified by Landlord from time to time in writing. Landlord shall not be responsible to Tenant for the non-performance of any of said rules and regulations by any other tenants or occupants of the Building.

         (d) Successors and Assigns: This Lease and all of the covenants and conditions herein contained shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, assigns and other successors in interest (to the extent permitted under this Lease) of each of the parties.

         (e) Captions: The titles or captions in this Lease are for reference purposes only and have no effect upon the construction or interpretation of any part hereof. The use herein of the singular includes the plural and vice versa, and the use herein of the neuter gender includes the masculine and the feminine and vice versa, whenever and wherever the context so requires.

         (f)  Joint  obligations:   If  there  is  more  than  one  Tenant,  the
obligations imposed upon Tenant under this Lease shall be joint and several.

         (g) Authority: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

         (h) Time: Time is of the essence in the performance of all obligations under this Lease.

         (i) Entire Agreement: This Lease sets forth the entire understanding between Landlord and Tenant with respect to all matters referred to herein, and the provisions hereof may not be changed or modified except by an instrument in writing signed by both Landlord and Tenant. Tenant acknowledges that in executing and delivering this Lease it is not relying on. any verbal or written understanding, promise or representation outside the scope of this Lease and not described or referred to herein.

         (j) Attorneys' Fees: If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred.

         (k) Choice of Law: This Lease is made and delivered within the state of California and shall be construed and enforced in accordance with the laws of the state of California.

         (l) Effectiveness: Delivery of this Lease duly executed by Tenant, constitutes an offer to lease the Premises as herein set forth, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the premises for the benefit of Tenant. This Lease shall become effective and binding only upon execution hereof by Landlord and delivery of a signed copy to Tenant.

         (m) Severability: If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         (n) Brokers: Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease excepting only Grubb & Ellis / Peggy Roth and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant's dealings with any real estate broker or agent other than that specified herein.

         (o) Exhibits: Exhibit A (Plan Outlining the Premises), Exhibit B (WorkAgreement), Exhibit C (Rules and Regulations), and Addendum I are attached to this Lease and by this reference made a part hereof.

         (p) Additional Provisions: The attached pages, if any, containing Paragraphs __----__ through __----__ are incorporated herein and made a part hereof. See Addendum I attached hereto and made a part hereof

         (q) Force Majeure: Any prevention, delay, or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to Perform, shall excuse the performance by such party for a period equal to any such prevention, delay, or stoppage, except the obligations imposed with regard to Rent and other charges to by paid by Tenant pursuant to this Lease.

         (r) All first floor tenants shall be responsible for replacing broken windows that are part of their premises resulting from vandalism, fire, accident, robbery or any other cause. Tenant shall be responsible for taking whatever precautions are necessary to protect their premises. Any actions taken by tenant which would have visibility from the street or require alterations to the premises shall require advance written approval from Landlord.

         (s) For purposes of this Lease the definition of Substantial Completion is as follows: Substantial completion of Landlord's work shall be deemed to have occurred when the remaining work to be done in the Premises will not materially interfere with Tenant's use of the Premises or access thereto for the normal conduct of Tenant's business, and the Premises shall be deemed substantially completed not-withstanding the fact that minor details of construction, mechanical adjustment, or decoration remain to be performed.


IN WITNESS WHEREOF, this Lease has been executed as of the date set forth at the beginning hereof.


BroadLake Partners, a CA Limited Partnership         TENANT:  VALUESTAR, INC.
By: Cragganmore Partners,a CA Limited Partnership
    Its General Partner                         -
    By:   Macallan Invesments, Inc.,                  BY:      /s/ James Stein
    By:   /s/ Dale A. Frost, President                         ---------------
          ----------------------------                Name:    James Stein
    Name: Dale A. Frost                               Its Managing Director
                                                      & President

                                    EXHIBIT B

                                 WORK AGREEMENT


The Landlord shall provide the following  Tenant  Improvements at no cost to the
Tenant:

1. Upon request by Tenant, "window line" offices shall have door closers removed or adjusted to be non-operational that are located in the southeast suite.

2. The Landlord shall install a double door entry - the location will be as shown on the attached Exhibit, unless Tenant notifies Landlord of a different location within one (1) week of Lease execution.

3.       The Landlord shall provide one (1) standard lobby  directory  sign, one
         (1) elevator lobby sign and one (1) office suite sign. Signage shall be of Building standard.

4. Landlord to install a hallway door in the Call Center area at the end of the west hallway (22nd street exit). The hardware shall be Building standard.

5. Call Center wall is to be fully extended from the existing sheer wall shown on the attached plan.

6. In the southeast area, demise the existing hallway along the southeast wall. Remove the wall and the office adjacent to the sheer wall. Eliminate three (3) offices and the storage room. Leave two (2) offices with bullpen access. Permanently lock off three (3) doors providing the hallway access to the easterly office and demolished offices. All as shown on the attached plan.

7. Install one (1) exit door at the northeast end of the hallway in the southeast suite as shown on the attached plan.

8. Build a demising wall at the northeast end of the mailroom, as shown on the attached plan.

9. Landlord shall paint entire office area using Building standard type and color or Tenant can choose from Landlord approved samples.

10. Landlord to install new carpet throughout entire office area. Tenant shall choose from Landlord approved carpet samples.

11. Landlord shall install three (3) new interior office doors opening into the conference room, storage room and office area from the Call Center, as shown on the attached plan.

12.      Landlord  to demo  the  existing  southwest  wall  and door in the Call
         Center.

13.      Landlord to replace any missing or damaged ceiling tiles.

14. Any other Tenant improvements requested by the Tenant prior to occupancy not listed herein will be provided by Landlord on an actual cost basis in a lump sum payable by Tenant prior to the time of the construction.

15. The existing accordion type door located in the Call Center shall be removed, ceiling to be finished as deemed appropriate by Landlord. No ceiling grid shall be replaced.

16. Landlord shall install mini blinds where missing. The color shall match as close as possible to the existing mini blinds.

17.      The sink in the northwest suite shall remain.

18. The above excludes phones, computers and special electrical requirements. Installation of phones, conduit, phone lines, computers and computer lines are the responsibility of the Tenant. Tenant shall have the right to access the premises during normal Building hours or as otherwise approved, in writing, by the Landlord, prior to the Lease commencement date for the purposes of planning and installing Tenant's phones and computer lines.

         Tenant agrees not to impede Landlords ability to complete the Tenant improvements by way of interference with Landlords requirements for the premises.

19.      Landlord and Tenant shall do a walk-thru  and punch list within  thirty
         (30) days or less after occupancy or after June 30, 1999.

                                    EXHIBIT C

                              RULES AND REGULATIONS


1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord first hand and obtained and Landlord shall have the right to remove any such sign, placard, picture advertisement, name or notice to and at the expense of Tenant.

All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises; provided, however, that Landlord may furnish and install a Building standard window covering at all exterior windows. Tenant shall not without prior written consent of Landlord cover or otherwise sunscreen any window.

2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Tenants or used by them for any purpose other than for ingress and egress from their respective Premises.

3. Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises without the written consent of Landlord.

4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

5. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

6. No furniture, freight or equipment of any kind shall be brought into the Buildings without prior notice to Landlord and all moving of the same into or out of the Buildings shall be done at such times and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Buildings and also the times and manner of moving the same in and out of the Buildings. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Buildings by moving or maintaining any such safe or other property shall be repaired by the expense of tenant. There shall not be used in any space, or in the public halls of the buildings, either by any tenant or others, any hand trucks except those equipped with rubber tires and sideguards.

7. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals.or birds be brought in or kept in or about the Premises of the Building.

8. No cooking shall be done or permitted by any Tenant on the Premise, nor shall the Premises be used for the storage of merchandise, or for lodging, except with the prior written consent of the Landlord.

9. The Tenant shall not do or permit anything to be done in the demised premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the building, or on the property kept therein, or obstruct or interfere with the rights of other Tenants, or in any way injure or annoy them; or conflict with the regulations of the fire department or fire laws, or with any insurance policy upon the building, or any part thereof, or with any rules and ordinances established by the Board of Health or other governmental authority.

10. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of the Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

11. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 7:00 a.m. the following day, access to the Building, or to the halls, corridors, elevators or stairways in the Buildings, or to the Premises shall be restricted. Access shall be limited to tenant's employees. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Buildings of any person. In case of invasion, mob, riot, public excitement or other commotion, the Landlord reserves the right to prevent access to the Buildings during the continuance of the same by closing of the doors or otherwise, for the safety of the tenants and protection of the Buildings and of property in the Buildings.

12. Landlord reserves the right to exclude or expel from the Buildings any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

13. No vending machine or machines of any description shall be installed, maintained, or operated upon the Premises without the written consent of the Landlord.

14. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building of which the Premises are a part.

15. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

16. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

17. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants in such manner as it deems best for the benefit of the tenants generally.

18. Tenant shall see that the windows, transoms, and doors of the premises are closed and securely locked before leaving the building and must observe strict care not to leave windows open when it rains and Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make all injuries sustained by other tenants or occupants of the building or Landlord.

19. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations.

20. Landlord reserves the right by written notice to Tenant, to rescind, alter or waive any rule or regulation* at any time prescribed for the Buildings when, in Landlord's judgment, it is necessary, desirable or proper for the best interest of the Buildings and its tenants. *in Exhibit C

21. Tenant shall not bring into or keep within the buildings or premises any motorized vehicles or bicycles except in areas designated for same.

22. * SEE ADDENDUM I #13

23. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the premises closed.

24. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenants employees, agents, clients, customers, invitees and guests.

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

25. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or, persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services.



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

                                   ADDENDUM I

This Addendum I is attached hereto and made a part of that certain Lease dated April 20, 1999 by and between BroadLake Partners, A California Limited Partnership as Landlord and VALUF-STAR, INC. as Tenant.

1.       The Minimum  Monthly  Rent shall be subject to an increase on the third
         (3rd) anniversary date of said Lease, at an amount to be determined in paragraph 4(b) above; except that the rent increase shall not be less than two (2%) percent nor more than ten (1O%) percent.

2. Occupancy of the Call Center block of space, shall be made available within thirty (30) days of the date this Lease is executed by both parties. The monthly rent shall begin on this suite thirty (30) days after the execution of this Lease by both parties, so long as Landlord has delivered the space ready to occupy as agreed to herein. The rent for said space shall be One Dollar and Twenty Cents ($1.20) per rentable square foot, which shall include a fifteen percent (15%) load factor.

3. The cumulative adjustment for any operating expenses and tax increases shall not exceed six percent (6%) over the initial five (5) year Lease term.

4. So long as Tenant has not been in default under any of the terms and conditions of said Lease, including but not limited to the payment of rent, Tenant shall have the option to extend this Lease for two (2) successive additional periods of five (5) years each (the "Extended
         Term(s)"). The Minimum Monthly Rent during each Extended Term of the Lease shall be equal to ninety five percent (95%) of the then fair market rent for comparable office space at the commencement of the Extended Term of the lease; except that in no event shall the new Minimum Monthly Rent be less than the total monthly rent being paid by Tenant in the last year preceding the Extended Term in question. Tenant shall notify Landlord in writing at least nine (9) months in advance of the Extended Term in question of its desire to exercise this option to extend the Lease term. At least six (6) months prior to the commencement of the Extended Term in question, Landlord and Tenant shall meet and attempt to agree upon the rental rate during such Extended Term. If the parties are unable to agree on the fair market rent for the Extended Term within ninety (90) days prior to the commencement of the Extended Term in question, then the parties shall engage in binding arbitration to determine the fair market rent. In such arbitration each party shall at its own cost, and by giving written notice to the other party, hire a real estate appraiser with at least five (5) years full time commercial appraisal experience who is familiar with the rental value of commercial property in the city of Oakland to appraise and determine the fair market rent as of the date of the appraisal. If a party does not appoint an appraiser within ten
         (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the fair market rent for the Extended Term. If the two appraisers are appointed by the parties as stated in this paragraph, the appraisers selected by Landlord and Tenant shall independently report in writing on their opinion as to the then

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

         fair market rent of the premises, no later than fifteen (15) days after such appraisers have been selected by the parties hereto. Each party shall promptly upon receipt of the appraisal report from its appraiser exchange same with the other party. If the higher appraisal shall be equal to or less than one hundred ten percent (110%) of the lower appraisal, the two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be deemed fair market rent of comparable office space. If the higher appraisal is greater than one hundred ten percent (110%) of the lower appraisal, then within ten (10) days after receipt of such appraisals by Landlord and Tenant, the two (2) originally selected appraisers shall choose a third (3rd) appraiser, meeting the above qualification, who shall not later than fifteen (15) days after selection determine the fair market rent of the premises. If the two (2) appraisers are unable to agree on the third (3rd) appraiser within such ten (10) day period, then either of the parties may petition to Alameda County Superior Court, or the President of the Association of Realtors, for the selection of the third (3rd) appraiser. The third (3rd) appraiser, however selected, shall be a person who has not acted in any capacity for or against either party. The three (3) appraisals shall be added together and their total be divided by three (3); the resulting quotient shall be the fair market rent of comparable office space. If, however, the low appraisal is less than ninety percent (90%) of the middle appraisal and/or the high appraisal is more than one hundred ten percent (110%) of the middle appraisal, the low appraisal and/or the high appraisal (as the case may be) shall be disregarded in the calculation. If only one appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total be divided by two (2); the resulting quotient shall be the fair market rent of comparable office space. If both the low appraisal and the high appraisal are disregarded as provided in this paragraph, the middle appraisal shall be fair market rent for comparable office space. Each party shall pay for their own appraiser, and shall pay fifty percent (50%) of the third (3rd) appraiser cost if the third (3rd) appraiser is hired.

5. So long as Tenant has not been in default under any of the terms and conditions of this Lease, including but not limited to the payment in rent, Tenant shall be granted an option to lease the remaining unrented space currently available on the second floor of the Building. This option shall expire at 5:00p.m. on June 30, 2000. If said option is exercised, Tenant shall notify Landlord in writing at least thirty (30) days prior to the option expiration date. Landlord shall have thirty
         (30) days to make the space ready for Tenant. The space shall be taken as-is by Tenant, expect that Landlord shall provide new carpet and paint. If said option is exercised by Tenant, the per square foot rent shall equal One Dollar and Twenty Cents ($1.20) per square foot with a fifteen percent (15%) load factor, and the terms shall run concurrent with the existing Lease. The new space leased by Tenant under this option shall be incorporated into this Lease by Addendum. All terms and conditions of the Lease shall remain the same, except where adjusted as a result of the additional square footage, additional percentage leased in the Building, and the additional rent.

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

6. Until June 30, 2000 and so long as Tenant has not been in default under any of the terms and conditions of this Lease, including but not limited to the payment of rent, Landlord agrees to first notify Tenant in writing of Landlord's intention to lease space to a third party on the third floor of the Building. Landlord shall deliver to Tenant, a copy of the proposed Lease, Letter of Intent, or other written outline of the terms and conditions for leasing said space (and it is acknowledged that such document shall not be a signed Lease or other binding document, but rather any written outline of the proposed terms and conditions will suffice).

         If Tenant, within seven (7) days after receipt of Landlords written notice, indicates in writing its agreement to lease said space on the terms and conditions as specified in the notice given by Landlord, Landlord shall lease said space on the third floor to Tenant on said terms and conditions; and the parties shall immediately enter into a Lease Agreement incorporating such terms and conditions. If within said seven (7) day period Tenant does not notify Landlord in writing of its agreement to lease said space on terms and conditions as specified on Landlord's notice to Tenant, Landlord shall have the right to lease said space to a third party on terms and conditions similar to those stated in Landlord's notice; provided that Landlord and third party may subsequently, in good faith, negotiate and make previously unanticipated changes in such terms and conditions. If Landlord has not signed a Lease on said space within one hundred eighty (180) days after the date of Landlord's notice to Tenant, any further transaction shall be deemed a new determination by Landlord to lease space on the third floor, and the provisions of this paragraph shall once again be applicable. The provisions herein in this right of first refusal shall expire at 5:00p.m, June 30, 2000.

7. The operation of the Buildings HVAC systems during the weekend, holidays and after normal Building hours shall be charged to the Tenant as additional rent, and billed on a monthly basis at the rate of $35.00 per hour. This rate is subject to change depending on the actual costs. Tenant may audit costs if they desire.

         Tenant agrees to provide Landlord a written request not less than three
         (3) days prior to the dates required for the operation of the HVAC during weekends, holidays or any time other than normal Building hours.

8. Exterior Building signage is available to the Tenant at no additional charge once they occupy and are paying rent on 25,000 square feet or more in the Building. Tenant would be responsible for all costs of installation and/or removal of same. At such time as they vacated or no longer lease 25,000 square feet in the Building, The Building shall be returned to its previous state at the sole cost of the Tenant. The signage must be pre-approved, in writing, by the Landlord and would comply with all governmental regulations.

9. In the event Tenant desires to sub-lease any portion of their space, the approval to do so will be pursuant to Section #10 of the Lease but such approval, by Landlord will not be



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

         unreasonably withheld. It is agreed by both parties it would be reasonable for Landlord to deny Tenant's ability to sublet space if Landlord believes the sublessee would be non-compatible with the Building or would disrupt other Tenants in the Building or would make it more difficult for Landlord to lease space in the Building.

10. Landlord shall request from its lender an attornment and non disturbance agreement in lender's standard form, as soon as the Lease has been signed by Tenant. Lender has informed Landlord's representative that this will be acceptable.

11. So long as Tenant is not in default of any lease term or condition including the payment of rent, the electrical power to Tenants suite shall be left on twenty four (24) hours per day, seven (7) days per week. The rent specified in 4(a) is based on Tenants usage of power during normal Building hours as specified in 12(g). While Landlord agrees to provide electrical power to the suite twenty four (24) hours per day, seven (7) days per week, this is subject to the conditions otherwise specified in Section 12 of the Lease. If Tenant is running office equipment after normal Building hours, Landlord shall have the right to bill Tenant, and Tenant hereby agrees to pay as additional rent, all electricity costs associated therewith, including but not limited to lighting usage, if staff is working after normal Building hours. Landlord may inspect office equipment to determine the electrical draw of such equipment.*

12. Add to Lease, Paragraph 21(c) to read as follows: Other than as provided for in this Lease, Landlord hereby waives all claims against Tenant for damage to any property or injury, illness or death of any person in Tenants suite arising at any time and from any cause whatsoever other than solely by reason of gross negligence or willful act of Tenant, its employees or contractors.

13. In the event Tenant does not exercise their first five (5) year option to renew their Lease, Tenant shall agree to pay for any carpet damage caused by chairs rolling directly on the carpets.

14. The initial space as shown on Exhibit A(2) identified as the "Call Center" shall be made ready within (30) days of Lease signing. The monthly rent for said space shall be Six Thousand Two Hundred Four Dollars and Forty Cents ($6,204.40)

15. Paragraph #17 shall be modified to include: If more than thirty (30%) percent of Tenant space is destroyed and no other space in the Building is available, Tenant may terminate Lease but only after Landlord has had the opportunity to repair premises pursuant to the timeframes in Paragraph # 17.

* It is not the Landlord's intention to charge tenant for minimal after hours electricity usage. This provision is to protect landlord from electricity usage that is above normal for other tenants in the building.


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